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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      May 11, 2004


                               DIRECT INSITE CORP.
             (Exact Name of Registrant as specified in its charter)




          Delaware                   0-20660                   11-2895590

(State or other jurisdiction     (Commission File             (IRS Employer
      of Incorporation)              Number)              Identification Number)



        80 Orville Drive, Bohemia, NY                            11716
   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (631) 244-1500


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Item 5. Other Events

     Issuance of Preferred Stock for $2,000,000. The Registrant sold 2,000 shares ("Preferred Shares") of its Series C Redeemable Preferred Stock, par value $.0001 per share ("Series C Preferred Stock"), together with warrants to purchase 1,990,780 shares of the Registrants common stock, par value $.0001 per share ("Common Stock"), in consideration of $2,000,000 in cash to twelve accredited investors. The sale of the Preferred Shares and warrants was made as a private placement of such securities by the Registrant.

     The exercise price of each warrant was based on the closing price of the Common Stock on the trading day immediately prior to the issuance of the warrant.

     The holders of the Series C Preferred Shares are entitled to receive dividends at the rate of 9.5% per annum, accruing immediately but payable quarterly commencing October 1, 2005.

     As set forth in a Certificate of Designation, Preferences and Rights of the Preferred Stock (the "Certificate of Designation"), the Company has the option to redeem the Preferred Shares, in whole or in part at any time, for $1,000 per share plus accrued and unpaid dividends.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

     3.1 Certificate of Designation, Preferences and Rights of Series C Redeemable Preferred Stock filed December 16, 2003.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 26, 2004                    DIRECT INSITE CORP.

                                By:   /s/ Michael J. Beecher
                                      Chief Financial Officer